Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 2, 2005, except for Note 18 to the financial statements which is as of January 12, 2006, relating to the financial statements and schedule of SBE, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005.

BDO Seidman, LLP
San Francisco, California

March 23, 2006